BIOQUEST CORPORATION
                  SERVICE CONTRACT / CONFIDENTIALITY AGREEMENT
                   Contract No. C100-99-24p Revision 11-29-99

In order to protect the rights and, and proprietary information between BioQuest Corp. (a Florida Corporation) and its affiliates (collectively "BioQuest") and Ixion Biotechnology Inc. (a Delaware Corporation), and its affiliates (collectively "Ixion"), the parties hereto, intending to be legally bound, agree that:



1. The parties' representatives for providing, receiving and conducting business activities are:

     For BioQuest:Alexander A. Rubido

     Institution:          BioQuest Corp.
                           815 N.W. 57 Ave., Suite 202
                           Miami, Florida  33126

     For Ixion:            Weaver H. Gaines

     Institution:          Ixion Biotechnology Inc.
                           13709 Progress Blvd.
                           Box 13, Suite 11
                           Alachua, Florida  32615

2. BioQuest Corp., hereinafter shall be known as BioQuest and Ixion, hereinafter shall be known as Client.

3. The Services shall encompass the following: Quality Assurance, Regulatory Assurance, and Product Development Management as set forth in the attached Product Development Assessment Report.

4. The sole purpose of the Services is to support Client and provide consulting information to Client regarding specific areas of interest to Client as set forth in the attached Product Development Assessment Report.

5. BioQuest or one of its affiliated units (together BioQuest) will perform the contracting services as set forth in the attached Product Development Assessment Report.

6. As full consideration for the services provided hereunder, and Client's agreement to the terms and conditions hereof, BioQuest will enroll Client into its single rate Fast-Track Program and invoice Client monthly. In addition, BioQuest will invoice Client for reimbursable expenses incurred by BioQuest with the prior approval of Client.

7. This Agreement shall be effective, unless extended by written agreement of the parties, beginning November 29, 1999, and ending November 29, 2002.

8. BioQuest represents that its staff has the requisite expertise, ability and legal right to render the Services and will perform the Services in a professionally responsible and efficient manner. BioQuest will abide by all the laws, rules and regulations that apply to the performance of the Services, Including applicable requirements regarding equal employment opportunity and the provisions of Executive Order 11246 and related rules (if applicable).

9. During the term of this Agreement and surviving the termination or expiration thereof, BioQuest shall not disclose or use Confidential Information, or allow it to be used, for its own benefit or the benefit of others, and shall protect Confidential Information by using the same degree of care, but not less than a reasonable degree of care, as it uses to protect their own Confidential Information. Confidential Information shall include all information disclosed by Client relating to Services provided hereunder, except any portion thereof which: (a) is in BioQuest's possession before receipt thereof under this Agreement, as evidenced by BioQuest's written records; or (b) is disclosed or provided to BioQuest after full execution of this Agreement by a third party who has a right to make such disclosure; or (c) is or becomes part of the public domain through no fault of BioQuest. Further, BioQuest agrees not to use Confidential Information and/or Materials for any purpose other than that indicated in this Agreement without prior written approval of Client. BioQuest will require each of its employees performing Services to comply with these requirements. Upon termination or expiration of this Agreement BioQuest will return to Client all drawings, specifications, manuals and other printed or reproduced material (including information stored on machine readable media) provided by Client to BioQuest and all copies of such information made by BioQuest.

10. In the event that BioQuest is required by judicial or administrative process to disclose Confidential Information, BioQuest shall promptly notify Client and allow Client a reasonable time to oppose such process.

11. Amendments shall be implemented according to the provisions of this Agreement. The Agreement in its entirety and existing revision will remain in force unless amended or otherwise permissible under this Agreement.

12. Either BioQuest or Client may terminate this Agreement with or without cause upon thirty (30) days written notice following the agreed review of this Agreement. Termination of this Agreement shall not affect any rights or obligations which have accrued under the terms and conditions of this Agreement prior thereto.



13. This Agreement may not be changed or terminated orally by or on behalf of either party. In the event of the actual or threatened breach of any of the terms of this Agreement by either party, the other party will have the right to terminate the Agreement by providing thirty (30) days written notice.

14. In event of the actual or threatened breach of any of the terms of this Agreement, BioQuest will have the right to specific performance and injunctive relief. The rights granted by this paragraph are in addition to all other remedies and rights available at law or in equity. This Agreement shall be construed according to the laws of Florida for contacts made within that state and shall be enforceable by any court located in the state.

15. This agreement supersedes all prior Agreements and understandings between the parties hereto, respecting the subject matter of this Agreement.

16. All additions or modifications to this Agreement, including any attachment referred to in paragraph 19 or amendments to this Agreement, must be made in writing and executed by both parties.

17. Client undertakes to indemnify and hold harmless BIOQUEST from any and all liability, loss, damage or expense (including attorney's fees) Client may suffer as a result of any claims, demands, costs or judgements against it arising out of services performed and carried out pursuant to this Agreement, except where liability, loss damage, or expense is caused by, or arises out of, the negligence of BIOQUEST or its officers, agents and employees.

18. This Agreement is to be executed in duplicate. Please return one fully executed copy to: Business Development, BioQuest Corp., 815 NW 57th Ave., Suite 202, Miami, Florida, 33126, USA.

19.  Attachment No X Yes. If Yes, number of pages 7.









Very Truly Yours,                                   AGREED AND ACCEPTED:
BIOQUEST CORPORATION                                   INSTITUTION

                                               Name    Ixion Biotechnology, Inc.
By /s/ Alexander Rubido                        Address  13709 Progress Blvd,
      Alexander Rubido                              Box 13, Suite 11
      Director, Business Development              Alachua, Florida 32615
                                               Authorized Signature
Date  Nov. 29, 1999                                        /s/ Weaver H. Gaines
                                               Printed Name    Weaver H. Gaines
                                                Title   Chairman and CEO
                                                Date    11/30/99

                               Ixion Biotechnology
                      Product Development Assessment Report

                                    Contents

1.  Objectives                        -------------------------------------  2
2.  Scope                             -------------------------------------  2
3.  Limitations                       -------------------------------------  2
4.  Roles and Responsibilities         ------------------------------------  2
      4.1 Quality Assurance Management -----------------------------------   2
      4.2  Regulatory Assurance Management --------------------------------  3
      4.3  Product Development Management  --------------------------------  3

1.       Objectives

         1.1.  Bring Ixion Biotechnology products to market
               1.1.1. Establish Ixion Biotechnology Quality Policy and Quality
                      System
               1.1.2. Guide Ixion Biotechnology Product Development Practices
               1.1.3. Guide Ixion Biotechnology Regulatory Compliance
               1.1.4. Prepare Ixion Biotechnology Regulatory submissions
               1.1.5. Establish Ixion Biotechnology Risk Assessments

        1.2.  Provide value-added, cost effective services to Ixion
              Biotechnology
              1.2.1. Provide specialized services as needed
              1.2.2. Optimize use of  resources available
              1.2.3. Provide access to BioQuest Corporation industry resources
              1.2.4. Increase the overall value of Ixion Biotechnology for investment prospects

2.       Scope

         2.1. Ixion operations administered from Alachua, FL
              2.1.1. Quality Assurance Management
              2.1.2. Regulatory Assurance Management
              2.1.3. Product Development Management

         2.2.  Ixion Biotechnology development stage projects
               2.2.1. XentrIX Monitor
               2.2.2. Ox-Control(TM) (whole cell)
               2.2.3. Ox-Control(TM) (extract)
               2.2.4. IxC1-62/47

         2.3. Movement of Ixion Biotechnology new technology (Feasibility) stage projects into development
              2.3.1. Clostridium difficile
              2.3.2. Diabetes projects

         2.4. Ixion Biotechnology holds patent position on a Kit, Materials and Methods for detecting and quantitating oxalate. This merits feasibility assessment for potential diagnostic product development.

3.       Limitations

         3.1. Ixion Biotechnology does not possess manufacturing capabilities
         3.2. Ixion Biotechnology does not possess marketing or distribution resources
         3.3. Ixion Biotechnology progress is dependent on their success at raising capital

4.       Roles and Responsibilities

        4.1. Quality Assurance Management
             4.1.1. BioQuest Corporation will act as Ixion Biotechnology's
                    Quality Systems Management entity. This responsibility will require BioQuest Corporation to have the authority and power to establish and maintain Ixion Biotechnology's quality policies and procedures.
             4.1.2. BioQuest Corporation will perform quality audits (including vendor audits) and present findings in management reviews.
             4.1.3. BioQuest Corporation will establish and maintain Ixion
                    Biotechnology's quality documentation.

       4.2. Regulatory Assurance Management

            4.2.1. BioQuest Corporation will develop an execute Regulatory Approval Plans for Ixion Biotechnology's product offerings.
            4.2.1.1.XentrIX Monitor will be classified as an RUO product to support acquisition of data for NDA filing of IxC1-62/67.
            4.2.1.2.IxC1-62/67 will require an NDA filing
            4.2.1.3.Therapeutic diabetes products will require complex PMA filings.

       4.3. Product Development Management
            4.3.1.   XentrIX Monitor
                    4.3.1.1. XentrIX Monitor is a mature development project.
                             Formal product definition and manufacturing/ assembly procedures under design control will qualify this product for initial market release as a Research Use Only (RUO) test for identification of Oxalobacter formigenes (a normal component of human intestinal flora).
                    4.3.1.2. Although the market for XentrIX Monitor is limited, the use of the assay will be elemental in establishing the rest of the Oxalobacter/Oxalte product line. Filing for a 510(k) is anticipated with data gleaned from following the Ox-Control products and in support of the IxC1-62/67 filing.
      4.3.1.3. A Development Plan establishing Design Input and Project Schedule will be established
               *   Business Plan
               *   Quality Plan
               *   Process Development Plan
               *   Verification Plan
               *   Regulatory Approval Plan
               *   Reliability Plan
               *   Service/Customer Service/Technical Service Plans
               *   Design Transfer and Manufacture
               *   Post Release Support
               *   Technical Service Plan
               *   Operating Plan
               *   Project Schedule
     4.3.1.4. A Design Review will be performed as soon as possible to document Design Output of the Feasibility Program.
              4.3.1.4.1  Product formulation
                  *  Patent/Literature Review
              4.3.1.4.2. Animal study data
              4.3.1.4.3. Preclinical trials data (300 samples)
                  *  Protocols and Raw Data
              4.3.1.4.4. CLIA lab data
                  *      Protocols and Raw Data
              4.3.1.4.5. Proposed testing of Ox-Control users
              4.3.1.4.6. Labeling requirements
              4.3.1.4.7.  Vendor qualification status and plan
              4.3.1.4.8.  Manufacturing/Assembly plan
              4.3.1.4.9.  Risk Assessment
                  *       Interviews and surveys

     4.3.2.   Ox-Control(TM)
         4.3.2.1. Ox-Control(TM) (Oxalobacter formigenes whole cell). Establishing the organism as safe, normal flora of the gut should be straight forward with historical data. The production of GMP material is essential.

    4.3.2.2. A Development Plan establishing Design Input and Project Schedule will be established
              *   Business Plan
              *   Quality Plan
              *   Process Development Plan
              *   Verification Plan
              *   Regulatory Approval Plan
              *   Reliability Plan
              *   Service/Customer Service/Technical Service Plans
              *   Design Transfer and Manufacture
              *   Post Release Support
              *   Technical Service Plan
              *   Operating Plan
              *   Project Schedule
    4.3.2.3. A Design Review will be performed as soon as possible to document Design Output of the Feasibility Program. The review may be conducted in conjunction with the XentrIX Monitor as safety data will be common to both.
             *   Product formulation
             *   Patent/Literature Review
             *   Animal study data
             *   Preclinical trials data
             *   Protocols and Raw Data
             *   CLIA lab data
             *   Protocols and Raw Data
             *   Proposed testing of Ox-Control users
             *   Protocol
             *   Regulatory Submission Plan
             *   Review probiotic products on the market
             *   Labeling requirements
             *   Vendor qualification status and plan
             *   Manufacturing  plan
             * Identify licensing partners and their roles should be given priority
             *   Identify OEM vendors for fermentation and formulation
             *   Risk Assessment
             *   Interviews and surveys

    4.3.2.4. Ox-Control(TM) (Oxalobacter formigenes extract). Establishing the formulation as safe should be straight forward with historical data, as well as, data from the whole cell product. The production of GMP material is again essential.
    4.3.2.5. A Development Plan establishing Design Input and Project Schedule will be established
             *   Business Plan
             *   Quality Plan
             *   Process Development Plan
             *   Verification Plan
             *   Regulatory Approval Plan
             *   Reliability Plan
             *   Service/Customer Service/Technical Service Plans
             *   Design Transfer and Manufacture
             *   Post Release Support
             *   Technical Service Plan
             *   Operating Plan
             *   Project Schedule

    4.3.2.6. A Design Review will be performed as soon as possible to document Design Output of the Feasibility Program. The review may be conducted in conjunction with the XentrIX Monitor and Ox-Control (whole cell) as safety data will be common to all.
             *   Product formulation
             *   Patent/Literature Review
             *   Animal study data
             *   Preclinical trials data
             *   Protocols and Raw Data
             *   CLIA lab data
             *   Protocols and Raw Data
             *   Proposed testing of Ox-Control users
             *   Protocol
             *   Regulatory Submission Plan
             *   Review probiotic products on the market
             *   Labeling requirements
             *   Vendor qualification status and plan
             *   Manufacturing  plan
             * Identify licensing partners and their roles should be given priority
             * Identify OEM vendors for fermentation, purification and formulation
             *   Risk Assessment
             *   Interviews and surveys

    4.3.3. IxC1-62/47
            4.3.3.1. IxC1-62/47 is the therapeutic product which will justify filing a 510(k) for XentrIX Monitor.
            4.3.3.2. A Development Plan establishing Design Input and Project
                     Schedule will be established. The schedule must integrate the development of the XentrIX Monitor and Ox-Control products.
               *     Business Plan
               *     Quality Plan
               *     Process Development Plan
               *     Fix formulation
               *     Verification Plan
               *     Regulatory Approval Plan
               *     Product claims
               *     IND requirements
               *     Clinical Protocols
               *     Reliability Plan
               *     Service/Customer Service/Technical Service Plans
               *     Design Transfer and Manufacture
               *     GMP manufacture
               *     Validation
               *     Post Release Support
               *     Technical Service Plan
               *     Operating Plan
               *     Project Schedule

    4.3.4.   Diabetes Division- Feasibility Project
        4.3.4.1. Ixion has developed a technology for generating an unlimited supply of functional islets from stem cells from both rodent and human sources in vitro.
        4.3.4.2. A Feasibility Plan establishing proof of concept and reduction to practice will be established. The plan will address:
              *  Increased understanding of the biology of islet producing stem cells

              * Evaluation of proprietary encapsulation material(s) for transplanted islets or islet producing cells
              * Identification / definition of unique cell surface markers expressed by islet producing cells for use in isolating islet producing cells from the pancreas directly.

4.4. Costs for the Development Process are essentially recurring on a per product basis with variations occurring mostly in the regulatory submission activities required. An approximate cost breakdown under the Fast Track Program for the XentrIX(TM)Oxalobacter formigenes Monitor product follows. Concurrent Product Development of the remainder of Ixion's product pipeline would be additive to this estimate.


              XentrIXTM Oxalobacter formigenes Monitor- Diagnostic

                          Assumptions and Calculations

Kit components provided will be OEM manufactured and assembled.  These include:

-------------------------------------- -------------------------- --------------
            Component                      Number of Constituents       Source
-------------------------------------- -------------------------- --------------
Culture Swab Transport System                         3                Vendor A
-------------------------------------- -------------------------- --------------
Culture Swab Specimen Preparation Kit                 5                Vendor A
-------------------------------------- -------------------------- --------------
Amplification Kit                                     8
    Sample Diluent                                                     Vendor B
    10X PCR Buffer                                                     Vendor B
    Magnesium Chloride                                                 Vendor B

    Primers                                                            Vendor C
    DNTP's                                                             Vendor C
    (+) Control                                                        Vendor C
    (-) Control                                                        Vendor C

    DNA Polymerase                                                     Vendor D
-------------------------------------- -------------------------- --------------
Detection Kit                                         7
    Probe                                                              Vendor C

    Digoxigenin Conjugate                                              Vendor E
    Substrate A                                                        Vendor E
    Substrate B                                                        Vendor E

    Solution A (Blocking)                                              Vendor B
    Buffer A                                                           Vendor B
    Buffer B                                                           Vendor B

------------------------------------ -------------------------- ---------------
Kit Summary Totals                                    23                    5
----------------------------------- --------------------------  ---------------

Materials required but not provided;

Reagent Preparation - 6 (Standard Lab Supplies)
Specimen Preparation - 11 (Standard Lab Supplies)
Amplification and Detection - 50
*        Formulations to be made - 9
*        Additional OEM reagents/products - 4
*        Specialized Equipment - 6
*        Remaining Standard Lab Supplies - 31